SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 March 16, 1994

                   ___________________________________________


                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


Delaware                                1-9786                        04-2925809
(State or other jurisdiction         (Commission                (I.R.S. Employer
of incorporation or organization)    File Number)            Identification No.)


504 Airport Road
Post Office Box 2108
Santa Fe, New Mexico                                                  87504-2108
(Address of principal executive offices)                              (Zip Code)


                                                                  (617) 622-1000
                                                  (Registrant's telephone number
                                                            including area code)
PAGE

                                                                     FORM 8-K/A



Item 2. Acquisition or Disposition of Assets

   On March 16, 1994, Thermo Instrument Systems Inc. ("Thermo Instrument" or the "Company") acquired substantially all of the assets, subject to certain liabilities, of the EnviroTech Controls, NORAN Instruments, TN Technologies, Tremetrics, and Epsilon Industrial businesses (the "EnviroTech Measurements & Controls Companies") of Baker Hughes Incorporated for a cash purchase price of $87.3 million, subject to a post-closing adjustment. The purchase price was based on the Company's determination of the fair value of the acquired businesses and negotiations with Baker Hughes Incorporated (Baker Hughes). The acquired businesses, which are part of the EnviroTech Measurements & Controls group of Baker Hughes, collectively design, manufacture and market a variety of process control, process measurement and laboratory analytical products for use in a wide range of industrial, energy, environmental and research applications. The purchase price was funded from cash on hand.

   Thermo Electron Corporation ("Thermo Electron"), the parent company of Thermo Instrument, entered into an acquisition agreement with Baker Hughes in January 1994 with respect to this transaction and a related transaction in which another Thermo Electron subsidiary, Thermedics Inc., acquired a company that is also part of the EnviroTech Measurements & Controls group. Thermo Electron assigned its rights to acquire the respective businesses to the Company and Thermedics Inc.

   The Company has no present intention to use the equipment or other assets acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the assets, corporate structure, capitalization, operations, properties, policies, management and personnel of the acquired businesses and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the businesses.




















                                        2PAGE
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                                                                     FORM 8-K/A



Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

        (a)  Financial Statements of Businesses Acquired

               Attached hereto.














































                                        3PAGE

                  ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES


                   Combined Financial Statements for the Year
                            Ended September 30, 1993

                         Together with Auditors' Report










PAGE

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


     To the Stockholder and Board of Directors of EnviroTech
     Measurements & Controls Companies:

     We have audited the accompanying combined balance sheet of the EnviroTech Measurements & Controls Companies, as of September 30, 1993, and the related combined statements of operations, cash flows and stockholder's investment for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the EnviroTech Measurements & Controls Companies as of September 30, 1993, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                Arthur Andersen & Co.


     Boston, Massachusetts
     May 20, 1994

















                                     Page 2PAGE

     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED BALANCE SHEET
     SEPTEMBER 30, 1993 (In Thousands)

     ASSETS
     CURRENT ASSETS:
        Cash                                                     $    166
        Receivables:
           Trade-Less allowance for doubtful accounts
              of $2,056                                            28,308
           Affiliates                                               1,248
           Other                                                      643
        Inventories                                                31,605
        Deferred tax asset                                          6,270
        Prepaid expenses                                            1,040
                                                                 --------
           Total current assets                                    69,280
                                                                 --------
     PROPERTY, PLANT AND EQUIPMENT - Net                           11,208
                                                                 --------
     GOODWILL - Less accumulated amortization of $3,089            27,586
                                                                 --------
     OTHER INTANGIBLE ASSETS - Less accumulated
        amortization of $16,284                                    14,867
                                                                 --------
     OTHER ASSETS                                                     539
                                                                 --------
     TOTAL ASSETS                                                $123,480
                                                                 ========

     LIABILITIES AND STOCKHOLDER'S INVESTMENT
     CURRENT LIABILITIES:
        Bank overdrafts                                          $  2,046
        Trade accounts payable                                     10,715
        Accrued employee compensation                               4,539
        Reserve for litigation                                      1,698
        Warranty reserves                                           1,870
        Deferred revenue                                            2,056
        Taxes other than income                                     1,189
        Other accrued liabilities                                   3,035
                                                                 --------
           Total current liabilities                               27,148
                                                                 --------
     DEFERRED INCOME TAXES                                          5,476
                                                                 --------
     OTHER LONG-TERM LIABILITIES                                      668
                                                                 --------
     COMMITMENTS AND CONTINGENCIES

     STOCKHOLDER'S INVESTMENT                                      90,188
                                                                 --------
     TOTAL LIABILITIES AND STOCKHOLDER'S INVESTMENT              $123,480
                                                                 ========

     The accompanying notes are an integral part of these combined financial statements.

                                      Page 3PAGE

     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED STATEMENT OF OPERATIONS
     FOR THE YEAR ENDED SEPTEMBER 30, 1993 (In Thousands)

     REVENUES:
        Sales                                                    $108,203
        Services                                                   16,622
        Affiliates                                                  3,827
                                                                 --------
         Total revenues                                           128,652
                                                                 --------

     COSTS AND EXPENSES:
        Cost of sales (exclusive of depreciation and
          amortization shown separately below)                     65,211
        Cost of services                                           16,269
        Depreciation and amortization                               8,835
        Engineering                                                 3,002
        Research and development                                    6,306
        Selling, general and administrative                        37,986
                                                                 --------
                                                                  137,609
                                                                 --------

                                                                   (8,957)

     INTEREST EXPENSE                                                 247
     OTHER EXPENSE, NET                                               965
                                                                 --------
     LOSS BEFORE TAXES                                            (10,169)

     INCOME TAX BENEFIT                                            (2,777)
                                                                 --------
     NET LOSS                                                    $ (7,392)
                                                                 ========


     The accompanying notes are an integral part of these combined financial statements.















                                      Page 4PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED STATEMENT OF CASH FLOWS
     FOR THE YEAR ENDED SEPTEMBER 30, 1993 (In Thousands)

     CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                 $(7,392)
        Adjustments to reconcile net loss to net cash
           used in operating activities:
              Depreciation and amortization                        8,835
              Deferred tax provision                                (606)
           Change in assets and liabilities:
              Receivables                                           (349)
              Accounts payable                                       534
              Inventories                                         (3,596)
              Other current assets and liabilities                (1,398)
              Other noncurrent assets and liabilities              2,084
                                                                 -------
                 Net cash used in operating activities            (1,888)
                                                                 -------
     CASH FLOWS FROM INVESTING ACTIVITIES:
        Property additions                                        (3,099)
        Proceeds from disposal of assets                              78
                                                                 -------
                 Net cash used in investing activities            (3,021)
                                                                 -------
     CASH FLOWS FROM FINANCING ACTIVITIES:
        Net contributions from Baker Hughes                        4,470
                                                                 -------
     EFFECT OF EXCHANGE RATE CHANGES ON CASH                          55
                                                                 -------

     DECREASE IN CASH                                               (384)
     CASH, BEGINNING OF YEAR                                         550
                                                                 -------
     CASH, END OF YEAR                                           $   166
                                                                 =======

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION - Cash paid during the year for:

        Interest                                                 $   107
        Income taxes                                             $   300


     The accompanying notes are an integral part of these combined financial statements.










                                     Page 5PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED STATEMENT OF STOCKHOLDER'S INVESTMENT
     FOR THE YEAR ENDED SEPTEMBER 30, 1993 (In Thousands)

                                         Cumulative
                                         Foreign
                                         Currency     Baker
                                         Translation  Hughes'
                                         Adjustment   Investment   Total
                                         ----------   ----------   -----

     BALANCE, OCTOBER 1, 1992             $  (341)     $92,854    $92,513
        Net loss                                -       (7,392)    (7,392)
        Increase in advances
           from Baker Hughes                    -        6,278      6,278
        Foreign currency
           translation adjustment          (1,211)           -     (1,211)
                                          -------      -------    -------
     BALANCE, SEPTEMBER 30, 1993          $(1,552)     $91,740    $90,188
                                          =======      =======    =======


     The accompanying notes are an integral part of these combined financial statements.






























                                     Page 6PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     NOTES TO COMBINED FINANCIAL STATEMENTS
     FOR THE YEAR ENDED SEPTEMBER 30, 1993

     1.  SALE OF THE COMPANY

         EnviroTech Controls, Inc., NORAN Instruments, Inc., TN Technologies, Inc., Tremetrics, Inc. and Epsilon Industrial, Inc. (the "EnviroTech Measurements & Controls Companies") were all wholly owned subsidiaries of Baker Hughes Incorporated ("Baker Hughes"), the former parent. On March 16, 1994, the EnviroTech Measurements & Controls Companies (the "Company") were purchased by Thermo Instrument Systems Inc. (the "Parent") for a cash purchase price of approximately $87.3 million, subject to a post-closing adjustment. Thermo Instrument Systems Inc. is an 81%-owned subsidiary of Thermo Electron Corporation. No adjustment has been made to the combined financial statements due to or as a result of this transaction. All significant intercompany items have been eliminated in the combined financial statements.

     2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Stockholder's Investment - Stockholder's investment represents Baker Hughes' investment in and advances to the Company and the cumulative foreign currency translation adjustment.

         Revenue Recognition - Revenues from sales are recognized when goods are shipped. Reserves for sales returns and warranty claims are recorded based upon historical experience. Revenues from services are recognized at the time services are performed.

         Inventories - Inventories are stated primarily at the lower of average cost or market value and include materials, labor and manufacturing overhead. Inventories consisted of the following at September 30, 1993 (In Thousands):

             Raw materials                                $11,826
             Work-in-process                               10,481
             Finished goods                                 9,298
                                                          -------
                Total                                     $31,605
                                                          =======

         Property, Plant and Equipment - The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Depreciation is primarily provided using the straight-line method over the estimated useful lives of the property as follows: building and improvements - 10 to 20 years and machinery and equipment - 5 to 10 years.

         Goodwill - Goodwill arose primarily from Baker Hughes' purchase of the Instruments Group from Tracor Holdings, Inc. in May 1990 and is being amortized over 40 years. Management of the Company

                                     Page 7PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

         periodically reviews the carrying value of goodwill in relation to current and expected operating results of the segments of business that benefit from the goodwill in order to assess whether there has been a permanent impairment of goodwill.

         Income Taxes - The Company's operations are included in groups that file consolidated or combined income tax returns with other Baker Hughes operations. Baker Hughes' intercompany tax allocation policy is for each division to calculate income tax expense on a stand-alone basis without regard to the utilization of net operating loss carryforwards or tax-planning strategies. In addition, full benefit is given to the current year's operating loss.

         Deferred income taxes are determined utilizing the liability approach as prescribed by Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes." This method gives consideration to the future tax consequences associated with differences between the financial accounting and tax basis of assets and liabilities.

         Environmental Matters - Remediation costs are accrued based on estimates of known environmental remediation exposure. Such accruals that are insignificant in relation to the combined financial statements at September 30, 1993, are recorded when reasonably estimable even if significant uncertainties exist over the amount of the loss. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred. Such amounts were insignificant for the year ended September 30, 1993.

         Foreign Currency - All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of stockholder's investment titled "Cumulative Foreign Currency Translation Adjustment." Foreign currency transaction gains and losses are included in the accompanying combined statement of operations and are not material for the year ended September 30, 1993.

     3.  PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of the following at September 30, 1993 (In Thousands):

             Land                                         $   294
             Buildings and improvements                     3,007
             Machinery and equipment                       22,593
                                                          -------
                Total                                      25,894
             Less: Accumulated depreciation                14,686
                                                          -------
                Total                                     $11,208
                                                          =======
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     4.  OTHER INTANGIBLE ASSETS

         Other intangible assets consist primarily of intangible assets associated with the Instruments Group acquisition in 1990 (See
         Note 2). These assets are being amortized over periods ranging from 5 to 17 years. The balances, net of accumulated amortization, at September 30, 1993 are as follows (In Thousands):

             Patents                                      $ 1,970
             Software                                       3,928
             Drawings                                       4,621
             Workforce                                      2,581
             Other                                          1,767
                                                          -------
                Total                                     $14,867
                                                          =======

     5.  INCOME TAXES

         The Company's U.S. operating results are included within the Baker Hughes U.S. consolidated income tax return. Under the tax-sharing agreement in place, the Company is allowed to fully benefit any losses generated in the United States. Also, the Company generally operates as a division of the Baker Hughes legal entity in each respective foreign jurisdiction. Each of the Company's foreign operations is generally allowed to fully benefit losses incurred in their respective jurisdictions. Under these worldwide policies, the tax accounts of the Company are stated as if there were no limitations on losses generated by the Company's business operations.

         The Company currently operates under Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes." It intends to prospectively adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," effective October 1, 1993. On a stand-alone basis, the adoption of SFAS 109 will have no significant effect on the combined financial statements.

         The components of loss before taxes at September 30, 1993 are as follows (In Thousands):

             Domestic                                     $(12,510)
             Foreign                                         2,341
                                                          --------
                Total                                     $(10,169)
                                                          ========





                                     Page 9PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

         The income tax benefit at September 30, 1993 consists of the following (In Thousands):


             Currently payable:
               Federal                                    $ (3,187)
               Foreign                                         962
               State                                            54
                                                          --------
                 Total                                      (2,171)
                                                          --------
             Deferred, net:
               Federal                                        (606)
                                                          --------
                                                          $ (2,777)
                                                          ========

         The income tax benefit differs from the benefit calculated by applying the statutory federal income tax rate of 35% to loss before taxes for the year ended September 30, 1993 due to the following (In Thousands):

             Income tax benefit at statutory rate         $(3,559)
             Decreases resulting from:
               State income taxes, net of federal tax          23
               Foreign tax rate and tax law differential      176
               Amortization of cost in excess of net
                assets of acquired companies                  261
               Other, net                                     322
                                                          -------
                  Total                                   $(2,777)
                                                          =======

         Deferred income taxes and deferred tax asset at September 30, 1993 consist of the following (In Thousands):

             Deferred income taxes:
               Reserves and other                         $ 5,476
                                                          =======
             Deferred tax asset:
               Reserves and accruals                      $ 2,455
               Inventory basis difference                   1,171
               Depreciation                                   471
               Allowance for doubtful accounts                757
               Other, net                                   1,416
                                                          -------
                  Total                                   $ 6,270
                                                          =======







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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     6.  EMPLOYEE BENEFIT PLANS

         The Company participates in the Baker Hughes Thrift Plan (the "Thrift Plan") whereby eligible employees elect to contribute from 2% to 10% of their salaries to an investment trust. Employee contributions are matched by the Company at the rate of $.50 per $1.00 up to 6% of the employee's salary. In addition, the Company contributes for all eligible employees between 2% and 5% of their salary depending on the employee's age as of January 1 each year. Generally, Company contributions become fully vested to the employee after five years of employment. The Company's contributions to the Thrift Plan amounted to $1,676,000 in 1993.

         The Company also participates in various Baker Hughes defined benefit pension plans. Costs related to these pension plans totaled $164,000 in 1993.

         The Company participates in a Baker Hughes sponsored plan whereby certain health care (primarily in the United States) and life insurance benefits are provided for retired employees. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company. Costs related to benefits provided for retired employees are expensed as incurred and totaled $171,000 in 1993.

         Statement of Financial Accounting Standards No. 106 ("SFAS 106"), "Employers' Accounting for Post-retirement Benefits Other Than Pensions," was issued by the Financial Accounting Standards Board in December 1990. The statement requires accrual basis accounting for such benefits as opposed to the Company's current method of cash basis accounting. The Company will adopt this statement effective October 1, 1993. The Company has elected to immediately recognize the cumulative effect of the change in accounting principle and will record a charge to income of approximately $2,029,000, net of income taxes of $1,093,000. Expenses under SFAS 106 for 1994 related to these benefits are estimated to be $323,000.

     7.  COMMITMENTS AND CONTINGENCIES

         At September 30, 1993, the Company had long-term operating leases covering certain facilities and equipment on which minimum annual rental commitments for the years ending September 30, 1994, 1995, 1996, 1997 and 1998 are $2,619,000, $2,215,000, $2,046,000,
         $1,859,000 and $1,732,000, respectively, and $15,965,000 in the aggregate thereafter.  Rent expense was $3,069,000 in 1993.

         Subsequent to year end, as a result of the Thermo Instrument Systems Inc. acquisition of the Company, certain leased facilities were purchased from the former parent's leasing division. Minimum annual rental commitments for the years ended September 30, 1994, 1995, 1996, 1997 and 1998 will be reduced as a result of the

                                     Page 11PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

         acquisition by $397,000, $397,000, $397,000, $397,000, and
         $402,000, respectively, and $4,363,000 in the aggregate thereafter.

         At September 30, 1993, there were no contingencies, claims or lawsuits against the Company that, in the opinion of management, will have a significant effect on its combined financial statements.

     8.  RELATED PARTY TRANSACTIONS

         Certain services are provided to various subsidiaries of Baker Hughes at prices comparable to those received from unaffiliated customers.

         The Company participates in the Baker Hughes cash management system. As a result, the bank overdraft at September 30, 1993 represents checks that have not been presented to the bank for payment.

         The Company leases certain operating facilities from Baker Hughes. Rent expense paid to Baker Hughes totaled $876,000 in 1993.

     9.  INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

         The Company operates primarily in the instrumentation industry.

         Operations by geographic area for the year ended September 30, 1993 are as follows (In Thousands):

                                   U.S.A.     Europe     Other      Total
                                   ------     ------     -----      -----
     Revenues:
        Unaffiliated customers    $ 95,804    $25,073   $ 3,948   $124,825
        Affiliates                   3,777         50        --      3,827
                                  --------    -------   -------   --------
           Total revenues         $ 99,581    $25,123   $ 3,948   $128,652
                                  ========    =======   =======   ========
     Operating income (loss)      $(11,396)   $ 2,424   $    15   $ (8,957)
                                  ========    =======   =======   ========
     Identifiable assets          $103,446    $16,873   $ 3,161   $123,480
                                  ========    =======   =======   ========
     Export sales of
        U.S. companies                        $ 1,192   $20,607   $ 21,799
                                              =======   =======   ========
         Operating income is total revenues less costs and expenses but before deduction of interest expense and other expense of $247,000 and $965,000, respectively. Identifiable assets are those assets that are used by the Company's operations in each of the geographic areas.



                                     Page 12PAGE
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                  ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES


               Combined Financial Statements for the Three Months
                        Ended December 31, 1993 and 1992






PAGE

     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED BALANCE SHEET (In Thousands)

                                                               December 31,
                                                                      1993
                                                              ------------
     ASSETS
     CURRENT ASSETS:
       Cash                                                      $    389
       Receivables - Less allowance for doubtful accounts
         of $2,131                                                 30,898
       Inventories                                                 31,132
       Deferred tax asset                                           4,311
       Prepaid expenses                                             1,094
                                                                 --------
          Total current assets                                     67,824
                                                                 --------
     PROPERTY, PLANT AND EQUIPMENT - Net                           10,528
                                                                 --------
     GOODWILL                                                      27,357
                                                                 --------
     OTHER INTANGIBLE ASSETS                                       13,767
                                                                 --------
     OTHER ASSETS                                                   2,225
                                                                 --------
     TOTAL ASSETS                                                $121,701
                                                                 ========

     LIABILITIES AND STOCKHOLDER'S INVESTMENT
     CURRENT LIABILITIES:
       Bank overdrafts                                           $    890
       Trade accounts payable                                      12,057
       Accrued employee compensation                                4,269
       Income taxes payable                                         2,711
       Taxes other than income                                      1,086
       Other accrued liabilities                                    6,359
                                                                 --------
          Total current liabilities                                27,372
                                                                 --------
     DEFERRED INCOME TAXES                                          2,797
                                                                 --------
     OTHER LONG-TERM LIABILITIES                                    3,184
                                                                 --------
     STOCKHOLDER'S INVESTMENT                                      88,348
                                                                 --------
     TOTAL LIABILITIES AND STOCKHOLDER'S INVESTMENT              $121,701
                                                                 ========


     The accompanying notes are an integral part of these combined financial statements.



                                     Page 2PAGE
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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED STATEMENT OF OPERATIONS (In Thousands)

                                                       Three Months Ended
                                                      ---------------------
                                                          December 31,
                                                        1993        1992
                                                      --------    --------
     REVENUES:
       Sales                                          $ 24,459    $ 25,713
       Services                                          4,094       3,886
       Affiliates                                          560          27
                                                      --------    --------
          Total revenues                                29,113      29,626
                                                      --------    --------
     COSTS AND EXPENSES:
       Cost of sales                                    14,195      15,332
       Cost of services                                  4,533       3,108
       Research and development                          2,496       2,397
       Selling, general and administrative              10,247      11,067
                                                      --------    --------
                                                        31,471      31,904
                                                      --------    --------

                                                        (2,358)     (2,278)

     INTEREST EXPENSE                                        3           -
     OTHER EXPENSE, NET                                     70         169
                                                      --------    --------
     LOSS BEFORE TAXES AND CUMULATIVE EFFECT OF
       CHANGE IN ACCOUNTING PRINCIPLE                   (2,431)     (2,447)

     INCOME TAX BENEFIT                                   (717)       (782)
                                                      ---------   --------
     LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
       ACCOUNTING PRINCIPLE                             (1,714)     (1,665)

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
       PRINCIPLE: Adoption of SFAS 106 - Post-
       retirement Benefits Other Than Pensions, Net
       of Tax                                            2,029           -
                                                      --------    --------
     NET LOSS                                         $ (3,743)   $ (1,665)
                                                      ========    ========


     The accompanying notes are an integral part of these combined financial statements.





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     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     COMBINED STATEMENT OF CASH FLOWS (In Thousands)

                                                      Three Months Ended
                                                     ---------------------
                                                         December 31,
                                                        1993        1992
                                                      --------    --------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                       $ (3,743)   $ (1,665)
       Adjustments to reconcile net loss to net
         cash flows from operating activities:
           Cumulative effect of change in
             accounting principle                        2,029           -
           Depreciation and amortization                 1,900       2,185
           Deferred tax provision                          140         584
         Change in assets and liabilities:
           Receivables                                    (214)        574
           Accounts payable                              2,341        (834)
           Inventories                                   1,568      (1,145)
           Other current assets and
             liabilities                                (1,751)       (188)
           Other noncurrent assets and
             liabilities                                (1,645)         71
                                                      --------    --------
               Net cash flows from operating
                 activities                                625        (418)
                                                      --------    --------
     CASH FLOWS FROM INVESTING ACTIVITIES:
       Property additions                                 (201)     (1,202)
       Proceeds from disposal of assets                      -           1
                                                      --------    --------
               Net cash flows from investing
                 activities                               (201)     (1,201)
                                                      --------    --------
     CASH FLOWS FROM FINANCING ACTIVITIES:
       Net contributions from Baker Hughes                (234)        549
                                                      --------    --------
     EFFECT OF EXCHANGE RATE CHANGES ON CASH                33         979
                                                      --------    --------
     INCREASE (DECREASE) IN CASH                           223         (91)
     CASH, BEGINNING OF PERIOD                             166         550
                                                      --------    --------
     CASH, END OF PERIOD                              $    389    $    459
                                                      ========    ========

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION - Cash paid during the period for:
        Interest                                      $      3    $      -
        Income taxes                                  $      -    $      -


     The accompanying notes are an integral part of these combined financial statements.

                                     Page 4PAGE

     ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

     NOTES TO COMBINED FINANCIAL STATEMENTS


     1.  General

         The interim combined financial statements presented have been prepared by the EnviroTech Measurements & Controls Companies without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the results of operations for the three-month periods ended December 31, 1993 and 1992, (b) the financial position at December 31, 1993, and (c) the cash flows for the three-month periods ended December 31, 1993 and 1992. Interim results are not necessarily indicative of results for a full year.

     2.  Cumulative Effect of Change in Accounting Principle

         Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106 ("SFAS 106"), "Employers' Accounting for Post-retirement Benefits Other Than Pensions." The statement requires accrual basis accounting for such benefits. The Company elected to immediately recognize the cumulative effect of the change in accounting principle and recorded a charge to income of approximately $2,029,000, net of income taxes of $1,093,000.

         Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." The adoption of SFAS 109 did not have a significant effect on the combined financial statements.





















                                     Page 5PAGE

                                                                     FORM 8-K/A



Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

        (b)  Pro Forma Combined Condensed Financial Information

             The following unaudited pro forma combined condensed financial statement sets forth the results of operations for the year ended January 1, 1994, as if the acquisition of the EnviroTech Measurements & Controls Companies by the Company had occurred at the beginning of fiscal 1993 and assuming there is no post-closing purchase price adjustment. The pro forma combined condensed statement of income includes the results of operations of the Company for the year ended January 1, 1994, and of the EnviroTech Measurements & Controls Companies for the fiscal year ended September 30, 1993. The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the EnviroTech Measurements & Controls Companies been consummated at the beginning of fiscal 1993. The combined financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.




























                                        4PAGE

                                                                     FORM 8-K/A


                         THERMO INSTRUMENT SYSTEMS INC.
                                       and
                  ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)


                                           Year Ended January 1, 1994
                                -----------------------------------------------
                                        Historical               Pro Forma
                                -------------------------  --------------------
                                   Thermo     EnviroTech
                                 Instrument  Measurements
                                  Systems     & Controls
                                    Inc.       Companies  Adjustments  Combined
                                ----------- ------------- -----------  --------
                                  (In thousands except per share amounts)
Revenues:
 Instruments                       $529,014     $128,652    $      -   $657,666
 Services                            55,162            -           -     55,162
                                   --------     --------    --------   --------
                                    584,176      128,652           -    712,828
                                   --------     --------    --------   --------
Costs and Expenses:
 Cost of instrument revenues        269,318       87,972         305    357,595
 Cost of service revenues            42,714            -           -     42,714
 Selling, general and
  administrative expenses           148,150       39,526       1,322    188,998
 Research and development
  expenses                           34,510       10,111           -     44,621
                                   --------     --------    --------   --------
                                    494,692      137,609       1,627    633,928
                                   --------     --------    --------   --------

Operating Income                     89,484       (8,957)     (1,627)    78,900

Interest Income                       3,644            -      (3,073)       571
Interest Expense (includes
 $4,327 related to notes to
 parent company)                    (14,384)        (247)          -    (14,631)
Other Income (Expense), Net             129         (965)          -       (836)
                                   --------     --------    --------   --------
Income Before Provision for
 Income Taxes                        78,873      (10,169)     (4,700)    64,004

Income Tax Provision (Benefit)       34,109       (2,777)     (1,795)    29,537
                                   --------     --------    --------   --------
Net Income                         $ 44,764     $ (7,392)   $ (2,905)  $ 34,467
                                   ========     ========    ========   =======
Earnings per Share:
 Primary                           $   1.00                            $    .77
                                   ========                            ========
 Fully diluted                     $    .94                            $    .74
                                   ========                            ========
Weighted Average Shares:
 Primary                             44,910                              44,910
                                   ========                            ========
 Fully diluted                       51,865                              51,865
                                   ========                            ========

See notes to pro forma combined condensed financial statement.
                                        5PAGE

                                                                     FORM 8-K/A


                         THERMO INSTRUMENT SYSTEMS INC.
                                       and
                  ENVIROTECH MEASUREMENTS & CONTROLS COMPANIES

            NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENT
                                   (Unaudited)



Note A - Basis of Presentation

   The allocation of the purchase price is based on an estimate of the fair value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

Note B - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Income

   The pro forma adjustment to "Cost of instrument revenues" represents the increase in the carrying value of the EnviroTech Measurements & Controls Companies' finished goods inventory to the estimated selling price, less the sum of costs of disposal and a reasonable allowance for the Company's selling efforts.

   The pro forma adjustment to "Selling, general and administrative expenses" represents the amortization over 40 years of $52,873,000 of "Cost in excess of net assets of acquired companies" created by the acquisition of the EnviroTech Measurements & Controls Companies.

   The pro forma adjustment to "Interest income" represents an estimate of the decrease in interest income attributable to the lower cash position as a result of the total cash payment of $87,289,000 to acquire the EnviroTech Measurements & Controls Companies, calculated using an average interest rate of 3.52%.

   The pro forma adjustment to "Income tax provision (benefit)" represents a reduction in income taxes associated with the adjustments above, calculated at the Company's statutory income tax rate of 41%.















                                        6PAGE

                                                                     FORM 8-K/A



Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

        (c)  Exhibits

               23   Consent of Arthur Andersen & Co.













































                                        7PAGE

                                                                     FORM 8-K/A



                                   SIGNATURES
                                   ----------



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of May 1994.





                                           THERMO INSTRUMENT SYSTEMS INC.


                                           Paul F. Kelleher
                                           ------------------------------
                                           Paul F. Kelleher
                                           Chief Accounting Officer



























